--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              RED ROOF INNS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                              RED ROOF INNS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 20, 1999
[RED ROOF INNS LOGO]

To the Stockholders of
RED ROOF INNS, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Red Roof Inns, Inc. (the "Company") will be held at the Red Roof Inn, 111 Nationwide Boulevard, Columbus, Ohio 43215, on Thursday, May 20, 1999, at 10:00 a.m., local time, for the following purposes:

        1. To elect two Class I directors, each to hold office for a three-year term and until a successor is duly elected and qualified;

        2. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants and auditors for fiscal year 1999; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on March 26, 1999 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder at the executive offices of the Company for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting.

     In order that your shares may be represented at the meeting and to assure a quorum, please sign and return the enclosed proxy promptly. A return addressed envelope, which requires no postage, is enclosed. In the event you are able to attend and wish to vote in person, at your request we will cancel your proxy.

                                          By Order of the Board of Directors,

                                          ALAN L. TALLIS
                                          Secretary

Dated: April 16, 1999

[RED ROOF INNS LOGO]

              RED ROOF INNS, INC.
              4355 Davidson Road, Hilliard, Ohio 43026-2491

                         -----------------------------

                                PROXY STATEMENT
                         -----------------------------

                                    GENERAL

     This Proxy Statement is being furnished to the holders of shares of common stock, $.01 par value (the "Shares"), of Red Roof Inns, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") to be used at the Company's 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Red Roof Inn, 111 Nationwide Boulevard, Columbus, Ohio 43215, on Thursday, May 20, 1999, at 10:00 a.m., local time, for the purposes set forth on the accompanying Notice of Annual Meeting. The Annual Report of the Company for the fiscal year ended January 2, 1999, including financial statements, is being mailed to all stockholders together with this Proxy Statement.

     The approximate date on which the 1998 Annual Report, Proxy Statement, Notice of Meeting and the form of proxy will be first sent to stockholders is April 16, 1999.

     The close of business on March 26, 1999 has been fixed as the record date (the "Record Date") for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the Record Date, there were outstanding and entitled to vote 26,950,188 Shares. In addition, the Company owns 1,681,484 Shares in treasury.

     On any matter submitted to a stockholder vote, each stockholder will be entitled to one vote, in person or by properly executed proxy, for each Share registered in the stockholder's name on the books of the Company as of the Record Date. Unless contrary instructions are given in the form of proxy, the persons designated as proxy holders in the form of proxy will vote for the slate of nominees proposed by the Board; for the ratification of Deloitte & Touche LLP as the Company's independent accountants and auditors for fiscal year 1999; and as recommended by the Board with respect to all other matters or, if no such recommendation is given, in their own discretion. Under Delaware General Corporation Law and the Company's By-Laws, (a) a plurality of the votes of the outstanding Shares entitled to vote and present, in person or by properly executed proxy, will be required to elect a nominated director; and (b) the affirmative vote of the holders of at least a majority of the Shares entitled to vote and present, in person or by properly executed proxy, will be required to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants and auditors for fiscal year 1999.

     Any proxy may be revoked at any time prior to its exercise by delivery to the Company of a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A stockholder's presence at the Annual Meeting does not by itself revoke the proxy.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The number of directors currently is fixed at nine. The Board is divided into three classes, Class I, Class II and Class III, with three directors in each class. Directors in each class are elected to three-year terms. The term of office of one class of directors expires each year at the Annual Meeting of Stockholders and at such time as their successors are duly elected and qualified. Class I directors consist of Thomas E. Dobrowski and John A. Henry,
IV. David N. Chichester resigned as a Class I director effective October 6, 1998. As of the date hereof, the Board has not filled the Class I director vacancy created by Mr. Chichester's resignation. Class II directors consist of Francis W. Cash, Edward D. Powers and Owen D. Thomas. Class III directors consist of Michael E. Foster, William M. Lewis, Jr. and Judith A. Rogala. Information concerning the nominees and the other members of the Board, as of the Record Date, is set forth below.

     The Board has nominated the two Class I incumbent directors, Thomas E. Dobrowski and John A. Henry, IV, for re-election. There is no cumulative voting in the election of directors. The two nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be counted in determining the votes cast in the election of directors and will not have a positive or negative effect on the election.

     Unless otherwise specified in the accompanying proxy, the Shares voted pursuant thereto will be voted FOR each of the persons named below as nominees for election as directors.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE PERSONS NAMED BELOW AS NOMINEES FOR ELECTION AS DIRECTORS.

                               CLASS I DIRECTORS
                            (NOMINEES FOR ELECTION)

       NAME OF                                                                         DIRECTOR
NOMINEE/DIRECTOR AND                                                                    OF THE
     POSITION(S)                             PRINCIPAL OCCUPATION(S)                   COMPANY
  WITH THE COMPANY     AGE                  DURING PAST FIVE (5) YEARS                  SINCE
--------------------   ---   --------------------------------------------------------  --------
Thomas E. Dobrowski    55    Managing Director, Real Estate and Alternative              1994
  Director                   Investments at General Motors Investment Management
                             Corporation since December 1994. Director, Real Estate
                             Natural Resource Investments at General Motors
                             Investment Management Corporation from March 1992 to
                             November 1994. Director of Manufactured Home Commu-
                             nities, Inc. and Capital Trust Inc. Trustee of Equity
                             Office Properties Trust. Serves on the advisory
                             committees and boards of several private real estate
                             investment entities.
John A. Henry, IV      33    Joined Morgan Stanley & Co. Incorporated in 1988 and in     1998
  Director                   December 1998 became Principal of Morgan Stanley & Co.
                             Incorporated and Morgan Stanley Realty Incorporated.
                             Chief Financial Officer of Morgan Stanley Real Estate
                             Funds since 1998. Has held various positions at Morgan
                             Stanley & Co. Incorporated in corporate finance, real
                             estate investment banking and real estate principal
                             investing.

                               CLASS II DIRECTORS
                              (TERMS EXPIRE 2000)

       NAME OF                                                                         DIRECTOR
NOMINEE/DIRECTOR AND                                                                    OF THE
     POSITION(S)                             PRINCIPAL OCCUPATION(S)                   COMPANY
  WITH THE COMPANY     AGE                  DURING PAST FIVE (5) YEARS                  SINCE
--------------------   ---   --------------------------------------------------------  --------
Francis W. Cash        57    Chairman of the Board since June 1996. President, Chief     1995
  Chairman of the            Executive Officer and Director of the Company since July
  Board, President,          1995. President, Chief Operating Officer and Director of
  and Chief                  NovaCare, Inc. from October 1992 to June 1995.
  Executive Officer

Edward D. Powers       67    Chairman and Chief Executive Officer of Powers Holdings,    1996
  Director                   Inc. since 1988. Powers Holdings, Inc. has two
                             divisions, Curtis Electronics and Firebrick Engineers,
                             Inc. Director of ARM Financial Group, Inc., a holding
                             company for National Integrity Insurance Company, since
                             1993.
Owen D. Thomas         37    Joined Morgan Stanley & Co. Incorporated in 1987 and        1996
  Director                   became Managing Director of Morgan Stanley & Co.
                             Incorporated in December 1995. President of Morgan
                             Stanley Real Estate Funds since 1997.

                              CLASS III DIRECTORS
                              (TERMS EXPIRE 2001)

       NAME OF                                                                         DIRECTOR
NOMINEE/DIRECTOR AND                                                                    OF THE
     POSITION(S)                             PRINCIPAL OCCUPATION(S)                   COMPANY
  WITH THE COMPANY     AGE                  DURING PAST FIVE (5) YEARS                  SINCE
--------------------   ---   --------------------------------------------------------  --------
Michael E. Foster      50    Joined Morgan Stanley & Co. Incorporated in August 1994     1998
  Director                   as Director of Morgan Stanley Real Estate Funds and
                             became Principal of Morgan Stanley & Co. Incorporated in
                             December 1995. Served as a Consultant to American Multi
                             Family Trust from January 1994 to August 1994. Vice
                             President of Goldman Sachs & Co.'s Whitehall Fund's
                             Asset Management Group from June 1987 to December 1993.
                             Member of the National Association of Real Estate
                             Investment Trusts, the Urban Land Institute, the
                             International Council of Shopping Centers and the Real
                             Estate Board of New York.
William M. Lewis, Jr.  42    Joined Morgan Stanley & Co. Incorporated in 1978.           1995
  Director                   Co-Head of Worldwide Mergers, Acquisitions and
                             Restructuring Department and Co-Head of Worldwide Real
                             Estate Investment Banking Department of Morgan Stanley
                             Dean Witter & Co. since 1997. Member of Investment
                             Banking Division Operating Committee and Chairman of
                             Morgan Stanley Real Estate Funds' Investment Committee
                             since 1997. Head of Worldwide Real Estate Investment
                             Banking of Morgan Stanley Realty from 1993 to 1997.
                             Member of the Urban Land Institute, the National
                             Association of Real Estate Investment Trusts and the
                             International Council of Shopping Centers.
Judith A. Rogala       57    President of Aramark Uniform Services since July 1997.      1997
  Director                   Executive Vice President, Business Services Division of
                             Office Depot, Inc. from June 1994 to February 1997.
                             President, Chief Executive Officer and Director of
                             EQ -- The Environmental Quality Company, from August
                             1992 to May 1994. Director of Butler Manufacturing Co.
                             since April 1989.

NOMINATION OF DIRECTORS

     Nominations of persons for election to the Board may be made at a meeting of stockholders (a) by or at the direction of the Board or (b) by any stockholder of the Company who is a stockholder of record at the time of giving of notice, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by a stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the class and number of Shares which are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in the Company's By-Laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Company's By-Laws and, if the chairman should so determine, he shall declare to the meeting that the nomination is defective and shall be disregarded.

BOARD AND COMMITTEE MEETINGS

     The Board held four meetings during 1998 and took action by unanimous written consent three times. During 1998, all members of the Board attended at least 75% of all meetings of the Board and of the committees on which they served. The Board does not have a nominating committee. The full Board selects the nominees for directors.

     The Board has an Audit Committee whose members are Edward D. Powers and Judith A. Rogala. The Audit Committee is responsible for approving the engagement of the Company's independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, reviewing the scope and nature of the services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and other fees of the independent public accountants, reviewing the scope and function of the Company's internal audit department and reviewing the adequacy of the Company's internal controls. The Audit Committee met four times during 1998.

     The Board has a Compensation Committee whose members are Owen D. Thomas and William M. Lewis, Jr. The Compensation Committee oversees all aspects of the Company's executive compensation policies and practices, including administering the Company's annual cash bonus plan, stock option plan and stock purchase plan, determining the compensation for the president and chief executive officer and reviewing the recommendations of the president and chief executive officer concerning annual compensation adjustments for the senior executives reporting to the president and chief executive officer. The Compensation Committee did not meet during 1998, but took action by unanimous written consent 14 times.

COMPENSATION OF DIRECTORS

     Employee directors receive no additional compensation for service on the Board or its committees. Directors of the Company who are not employees of the Company, Morgan Stanley Dean Witter & Co. and its affiliates or General Motors Investment Management Corporation ("Outside Directors") receive an annual retainer of $10,000 paid in quarterly installments of $2,500. The Outside Directors also receive $2,000 for their attendance and participation at board meetings; $500 for their attendance and participation at committee meetings when such meetings are independent of Board meetings; and $500 for participating in a telephonic meeting of the Board. In addition, upon election to the Board, each Outside Director is granted an option to purchase 10,000 Shares at an exercise price equal to the closing price of the Shares on the day preceding the director's election to the Board. Thereafter, each Outside Director is granted, on an annual basis, an option to purchase 1,000 Shares of the Company at the market price on the date of the grant.

                                 PROPOSAL NO. 2

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Deloitte & Touche LLP as the Company's independent accountants and auditors for the fiscal year ending January 1, 2000. Deloitte & Touche LLP has served as the Company's independent accountants and auditors since the formation of the Company in 1993. Services provided to the Company by Deloitte & Touche LLP with respect to fiscal year 1998 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports and assistance with filings services matters. A Representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

     Ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants and auditors for fiscal year 1999 will require the affirmative vote of the holders of at least a majority of the Shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting. If the stockholders do not ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants and auditors for fiscal year 1999, such appointment will be reconsidered by the Audit Committee and the Board.

     Unless otherwise specified in the accompanying proxy, the Shares voted pursuant thereto will be voted FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants and auditors for fiscal year 1999.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR FISCAL YEAR 1999.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth, as of the March 26, 1999 record date, the number and percentage of the outstanding Shares held by each person who, to the knowledge of the Company, beneficially owns more than five percent of the outstanding Shares, by each of the Company's directors, nominees and Named Executive Officers (as defined below) and by all of the directors, nominees and Named Executive Officers of the Company as a group. Except as set forth in the footnotes to the table, the stockholders have sole voting and investment power over such Shares. The address of each of the directors and the Named Executive Officers is c/o Red Roof Inns, Inc., 4355 Davidson Road, Hilliard, Ohio 43026-2491.

                                                                 NUMBER OF
                                                                   SHARES
                                                                BENEFICIALLY      PERCENT
                  NAME OF BENEFICIAL OWNER                         OWNED          OF CLASS
                  ------------------------                    ----------------    --------
Francis W. Cash.............................................        314,400(1)      1.15%
David N. Chichester(2)......................................         55,425(3)         *
Thomas E. Dobrowski(4)......................................              0            *
Michael E. Foster(4)........................................              0            *
John A. Henry, IV(4)........................................              0            *
William M. Lewis, Jr.(4)....................................              0            *
Edward D. Powers............................................         17,000(5)         *
David L. Rea................................................         28,467(6)         *
Judith A. Rogala............................................          6,000(7)         *
Alan L. Tallis..............................................         92,754(8)         *
Owen D. Thomas(4)...........................................              0            *
All directors, nominees and Named Executive Officers as a
  group (11 persons)........................................        514,046(9)      1.87%
Morgan Stanley Real Estate Fund, Inc.(10)...................     12,872,640(11)    47.76%
  1585 Broadway
  New York, New York 10036
Morgan Stanley Real Estate Investment Management,
  Inc.(10)..................................................      5,527,360(12)    20.51%
  1585 Broadway
  New York, New York 10036
Longleaf Partners Realty Fund, a series of Longleaf Partners
  Funds Trust(13)...........................................      2,153,400         7.99%
  6410 Poplar Avenue, Suite 900
  Memphis, Tennessee 38119

---------------

  * Less than one percent of the outstanding Shares.

 (1) Includes 313,300 Shares underlying options currently exercisable or exercisable within 60 days of March 26, 1999.

 (2) David N. Chichester resigned as a Director and as Executive Vice President and Chief Financial Officer effective October 6, 1998.

 (3) Includes 53,425 Shares underlying options currently exercisable or exercisable within 60 days of March 26, 1999.

 (4) Thomas E. Dobrowski, Michael E. Foster, John A. Henry, IV, William M. Lewis, Jr. and Owen D. Thomas, disclaim beneficial ownership of Shares beneficially owned by Morgan Stanley Real Estate Fund, Inc. and Morgan Stanley Real Estate Investment Management, Inc.

 (5) Includes 8,000 Shares underlying options currently exercisable or exercisable within 60 days of March 26, 1999.

 (6) Includes 26,250 Shares underlying options currently exercisable or exercisable within 60 days of March 26, 1999.

 (7) Includes 6,000 Shares underlying options currently exercisable or exercisable within 60 days of March 26, 1999.

 (8) Includes 92,000 Shares underlying options currently exercisable or exercisable within 60 days of March 26, 1999.

 (9) Includes 498,975 Shares underlying options currently exercisable or exercisable within 60 days of March 26, 1999 held by all of the directors, nominees and Named Executive Officers as a group.

(10) Michael E. Foster, John A. Henry, IV, William M. Lewis, Jr. and Owen D. Thomas, directors of the Company, are employed in various capacities by Morgan Stanley Dean Witter & Co., Morgan Stanley Real Estate Fund, Inc., Morgan Stanley Real Estate Investment Management, Inc. or one or more of their affiliated entities. Morgan Stanley Real Estate Fund, Inc. and Morgan Stanley Real Estate Investment Management, Inc. disclaim beneficial ownership of any Shares beneficially owned by these directors.

(11) Morgan Stanley Real Estate Fund, Inc. has voting control of the affairs of MSREF I, L.L.C., the general partner of The Morgan Stanley Real Estate Fund, L.P., the record owner of the 12,872,640 Shares shown above, and has voting and investment power with respect to such Shares. Morgan Stanley Real Estate Fund, Inc. is an indirect wholly-owned subsidiary of Morgan Stanley Dean Witter & Co.

(12) Morgan Stanley Real Estate Investment Management, Inc. has voting control of the affairs of MSREF I-Co, L.L.C., the general partner of Morgan Stanley Real Estate Co-Investment Partnership II, L.P., the record owner of 4,625,760 Shares, is investment manager with respect to 901,600 Shares, and has voting and investment power with respect to all such Shares. Morgan Stanley Real Estate Investment Management, Inc. is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co.

(13) Based on information set forth in a Schedule 13G dated February 9, 1999, which was filed by Southeastern Asset Management, Inc., investment advisor to Longleaf Partners Realty Fund, a series of Longleaf Partners Funds Trust, an open-end management investment company registered under the Investment Company Act of 1940. Longleaf Partners Realty Fund and Southeastern Asset Management, Inc. have shared voting and investment power with respect to the 2,153,400 Shares shown above. Southeastern Asset Management, Inc. and O. Mason Hawkins (Chairman and Chief Executive Officer of Southeastern Asset Management, Inc.) disclaim beneficial ownership of the Shares beneficially owned by Longleaf Partners Realty Fund.

                               EXECUTIVE OFFICERS

                                                                                  YEAR STARTED
     NAME        AGE                           TITLE                            WITH THE COMPANY
     ----        ---                           -----                            ----------------
Francis W. Cash  57     Chairman, President and Chief Executive Officer               1995
Alan L. Tallis   53     Executive Vice President-Development, General                 1994
                        Counsel and Secretary
David L. Rea     38     Executive Vice President, Chief Financial Officer             1996
                        and Treasurer

BUSINESS EXPERIENCE

     Francis W. Cash joined the Company as President, Chief Executive Officer and Director in July 1995 and became Chairman of the Board in June 1996. Mr. Cash is responsible for the Company's day-to-day operations. From October 1992 to June 1995, Mr. Cash was President, Chief Operating Officer and Director of NovaCare, Inc., a leading medical rehabilitation company. Mr. Cash was responsible for NovaCare's day-to-day operations. From 1973 to 1992, Mr. Cash held various executive positions at Marriott Corporation.

     Alan L. Tallis joined the Company as Executive Vice President-Corporate Development in March 1994 and became Executive Vice President-Development, General Counsel and Secretary of the Company in October 1997. Mr. Tallis is responsible for the Company's development, legal and franchising activities. From 1992 to 1994, Mr. Tallis was a Managing Director of 22 Nelson Place Associates. From 1980 to 1992, Mr. Tallis served in various management positions with LaQuinta Inns, the last of which was Executive Vice President-Chief Development Officer.

     David L. Rea joined the Company as Vice President and Treasurer in September 1996. In November 1997, Mr. Rea was promoted to Senior Vice President and Treasurer. In October 1998, Mr. Rea became Executive Vice President, Chief Financial Officer and Treasurer. Mr. Rea is responsible for all of the financial functions of the Company. From April 1995 to August 1996, Mr. Rea was Vice President, Finance at DeBartolo Properties Management, Inc. From 1986 to 1995, Mr. Rea served in various management positions with T. Rowe Price Associates serving most recently as Vice President responsible for public real estate and private equity investments.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and persons who own more than ten percent of the Shares are required by regulations issued by the Commission to furnish the Company with copies of all Section 16(a) forms that they have filed. Based solely on a review of the copies of such forms, the Company believes that during fiscal year 1998 its executive officers and directors and persons who own more than ten percent of the Shares complied with all applicable filing requirements of Section 16(a).

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation of the Company's chief executive officer and each other executive officer of the Company (the "Named Executive Officers") for the last three full fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                        ANNUAL COMPENSATION              SECURITIES
                               -------------------------------------     UNDERLYING
                                       SALARY      BONUS      OTHER       OPTIONS          ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR      ($)      ($)(1)       ($)          (#)         COMPENSATION($)
 ---------------------------   ----    -------    -------    -------    ------------    ---------------
Francis W. Cash                1998    447,831    335,761      --         125,000           206,895(2)
  Chairman of the Board,       1997    426,500    362,525      1,671      100,000            53,317(2)
  President and Chief          1996    408,000    408,000    370,060(3)   193,800(4)         50,061(2)
  Executive Officer
Alan L. Tallis                 1998    238,000    118,758      --          30,000             4,856(5)
  Executive Vice President-    1997    199,654    146,300      6,500       20,000             4,285(5)
  Development, General         1996    189,000    164,430      --          22,000           --
  Counsel and Secretary
David L. Rea(6)                1998    165,985     84,899      --          60,000             4,248(7)
  Executive Vice President,    1997      --         --         --          --               --
  Chief Financial Officer      1996      --         --         --          --               --
  and Treasurer
David N. Chichester(8)         1998    341,250      --         --          50,000           626,958(9)(10)
  Former Executive Vice        1997    325,000    207,188     24,199(3)    25,000             4,487(9)
  President and Chief          1996    284,167    355,000(11) 219,404(3)   120,000          --
  Financial Officer

---------------

 (1) The amount included in the "Bonus" column for each year includes amounts earned during that year, whether or not such amount was paid in that year or a subsequent year. The annual bonus plan was based upon the Company's attaining certain specific (a) predetermined levels of earnings per share and individual goals and objectives in 1998 and 1997; and (b) predetermined levels of earnings per share in 1996. Attainment of such goals resulted in payment of a percentage of each executive's base salary in the given year. Francis W. Cash, who was eligible to receive a bonus payment, participated in the determination of awards under the bonus plan. For 1998, the Company paid on average, 72% of the maximum bonus available to each Named Executive Officer (excluding David N. Chichester). For 1997, the Company paid, on average, 85% of the maximum bonus available to each Named Executive Officer. For 1996, the Company exceeded its pre-tax net income and earnings per share targets, respectively, and accordingly paid the maximum bonus available to each Named Executive Officer.

 (2) The Company and Francis W. Cash are parties to a non-qualified defined benefit pension agreement for the benefit of Mr. Cash. The Company recognized $198,443, $45,892 and $43,753 of expenses in 1998, 1997 and
     1996, respectively, related to such pension agreement. The Company recognized $8,452, $7,425 and $6,308 of expenses in 1998, 1997 and 1996, respectively, for the benefit of Mr. Cash for term life insurance.

 (3) The Company reimbursed Francis W. Cash and David N. Chichester for certain of their relocation expenses in accordance with their respective employment agreements. The expenses reimbursed in 1997 for Mr. Chichester were $23,699. Messrs. Cash and Chichester were reimbursed $361,306 and $208,128, respectively, in 1996, related to their respective relocations.

 (4) In August 1996, the Company offered participants in its stock option plan the opportunity to exchange options held by them to purchase Shares at an exercise price of $5.43 per Share for options to purchase 2.8 times as many Shares at an exercise price of $13.50 per Share. Pursuant to this offer, Francis W. Cash elected to exchange an option to purchase 51,000 Shares at an exercise price of $5.43 for an option to purchase 142,800 Shares at an exercise price of $13.50 per Share.

 (5) The Company recognized $2,456 and $2,740 in 1998 and 1997, respectively, for the benefit of Alan L. Tallis for term life insurance. Mr. Tallis participated in the Company's 401(k) plan in 1998 and 1997 for which the Company contributed $2,400 and $1,545, respectively, for the benefit of Mr. Tallis. Mr. Tallis contributed $9,600 in 1998 and $6,180 in 1997, included in salary as annual compensation, for his benefit under the 401(k) plan.

 (6) David L. Rea was promoted to Executive Vice President, Chief Financial Officer and Treasurer in October 1998. Prior to such promotion, Mr. Rea was not an executive officer of the Company.

 (7) The Company recognized $462 of expense in 1998 for the benefit of David L. Rea for term life insurance. Mr. Rea participated in the Company's 401(k) plan and the Company's deferred compensation plan in 1998 for which the Company contributed $2,313 and $1,473, respectively, for the benefit of Mr. Rea. Mr. Rea contributed $9,252 and $9,508, included in salary as annual compensation, for his benefit under the 401(k) and deferred compensation plan, respectively.

 (8) David N. Chichester resigned as a Director and as Executive Vice President and Chief Financial Officer effective October 6, 1998.

 (9) The Company recognized $2,350 and $2,112 of expenses in 1998 and 1997, respectively, for the benefit of David N. Chichester for term life insurance. Mr. Chichester participated in the Company's 401(k) plan in 1998 and 1997 for which the Company contributed $2,388 and $2,375, respectively, for the benefit of Mr. Chichester. Mr. Chichester contributed $9,550 in 1998 and $9,500 in 1997, included in salary as annual compensation, for his benefit under the 401(k) plan.

(10) This amount includes $622,220 payable to, or on behalf of, David N. Chichester pursuant to the terms of the severance agreement dated October 6, 1998 between the Company and Mr. Chichester. This severance agreement expressly supersedes the severance benefit provisions of the employment agreement dated February 5, 1995 between the Company and Mr. Chichester. Under the severance agreement, the Company paid Mr. Chichester a lump sum of $517,220 in satisfaction of all amounts owed or to be owed to Mr. Chichester under the severance benefit provisions of Mr. Chichester's employment agreement, including, without limitation, all salary, bonus, accrued vacation time, relocation expense, travel expenses associated with outplacement services, entitlements under any Company sponsored benefit plan, including medical insurance, life insurance, disability insurance, and dental insurance, and other incidental expenses which may be due and owing under the employment agreement. In addition, under the severance agreement, the Company agreed to pay on behalf of Mr. Chichester up to $105,000 for outplacement services.

(11) David N. Chichester received a bonus of $150,000 upon joining the Company in 1996.

STOCK OPTIONS GRANTED IN FISCAL YEAR 1998

     The following table sets forth the stock options granted by the Company during fiscal year 1998 to the Named Executive Officers.

                                                                                      POTENTIAL REALIZABLE VALUE
                                            PERCENTAGE                                     AT ASSUMED ANNUAL
                             NUMBER OF       OF TOTAL                                    RATES OF STOCK PRICE
                            SECURITIES       OPTIONS                                       APPRECIATION FOR
                            UNDERLYING       GRANTED       EXERCISE OR                      OPTION TERM ($)
                              OPTIONS      TO EMPLOYEES    BASE PRICE    EXPIRATION   ---------------------------
           NAME             GRANTED(1)    IN FISCAL YEAR    ($/SHARE)       DATE           5%            10%
           ----             -----------   --------------   -----------   ----------   ------------   ------------
Francis W. Cash...........    125,000          16.1%          18.50       1/28/08      1,454,319      3,685,529
Alan L. Tallis............     30,000           3.9%          18.50       1/28/08        349,037        884,527
David L. Rea..............     25,000           3.2%          18.50       1/28/08        290,864        737,106
                               35,000           4.5%          15.56       10/8/08        342,580        868,137
David N. Chichester(2)....     50,000           6.4%          18.50       1/28/08        581,728      1,474,212

---------------

(1) Options for Shares vest in equal amounts over a four-year period, unless otherwise noted. The vesting period will accelerate in the event of the sale of the Company or a change in control of the Company.

(2) David N. Chichester resigned as a Director and as Executive Vice President and Chief Financial Officer effective October 6, 1998. The options to purchase 50,000 Shares granted to Mr. Chichester in 1998 were cancelled effective with his resignation on October 6, 1998.

AGGREGATE STOCK OPTION EXERCISES IN FISCAL YEAR 1998 AND STOCK OPTION VALUES AT END OF FISCAL YEAR 1998

     The following table sets forth information with respect to the exercise of stock options during fiscal year 1998 by the Named Executive Officers and also sets forth the value of all in-the-money stock options held by such Named Executive Officers as of January 2, 1999, the last day of fiscal year 1998.

                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                             SHARES                       UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                            ACQUIRED       VALUE      OPTIONS AT FISCAL YEAR END (#)    AT FISCAL YEAR END ($)(1)
                               ON         REALIZED    ------------------------------    -------------------------
          NAME            EXERCISE(#)       ($)         EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
          ----            ------------    --------    ------------------------------    -------------------------
Francis W. Cash.........     --             --                244,300/225,500                 666,133/ 87,938
Alan L. Tallis..........     30,000       393,975              74,000/ 56,000                 390,710/ 22,750
David L. Rea............     --             --                 16,250/ 83,750                  59,688/118,733
David N.
  Chichester(2).........     12,825        29,186              53,425/      0                  44,013/      0

---------------

(1) The value of the in-the-money options is based on the difference between the exercise price of the options and the market value of the Company's Shares as of December 31, 1998 ($16.88), which was the last trading day prior to the end of the Company's 1998 fiscal year. The Company operates on a 52-53 week fiscal year, which ends on the Saturday nearest to December 31.

(2) David N. Chichester resigned as a Director and as Executive Vice President and Chief Financial Officer effective October 6, 1998. Pursuant to the terms of Mr. Chichester's severance agreement with the Company, all options held by Mr. Chichester that were not exercisable on October 6, 1998 were cancelled and all exercisable options expire on October 6, 2000.

EMPLOYMENT AGREEMENTS AND EXECUTIVE SEVERANCE AGREEMENTS

     The Company and Francis W. Cash entered into an employment agreement dated as of June 26, 1995 for an initial term of two years and which is renewed automatically thereafter for successive one-year terms. Under his employment agreement, Mr. Cash is entitled to receive an annual salary of $400,000 and a bonus in accordance with the annual cash bonus plan maintained by the Company. Both his salary and bonus may be increased from time to time by the Board. In addition, if Mr. Cash's employment is terminated for certain reasons set forth in the employment agreement, Mr. Cash will be entitled to severance benefits. The severance benefits include the payment of Mr. Cash's base salary for a period of 12 months if the Company elects not to renew his employment agreement and the payment of his base salary for a period of 24 months if his employment is terminated for certain other reasons set forth in the employment agreement.

     The Company and David L. Rea entered into an employment agreement dated October 15, 1998. Under his employment agreement, Mr. Rea is entitled to receive an annual salary of $200,000 and a maximum bonus of up to 75% of his annual salary. In addition, if Mr. Rea's employment is terminated without cause, he will be entitled to severance benefits. The severance benefits include the payment of Mr. Rea's base salary for a maximum period of 12 months, a prorated portion of any bonus Mr. Rea earned, group health insurance, life insurance and long-term disability coverage.

     In January 1997, the Company and Francis W. Cash and Alan L. Tallis entered into executive severance agreements, and in October 1998, the Company and David
L. Rea entered into an executive severance agreement. Each of these agreements is substantially identical to the others. The agreements are for a term of three years each. Under these agreements, the Company must pay severance benefits to Mr. Cash, Mr. Tallis or Mr. Rea, as the case may be, if his employment is terminated as a result of a change in control of the Company, as defined in the agreements, and the termination otherwise falls within the scope of the agreements. The benefits to which Mr. Cash, Mr. Tallis or Mr. Rea, as the case may be, will be entitled if such an event occurs include a lump-sum payment equal to three times his respective annual base salary then in effect. In addition, Mr. Cash, Mr. Tallis or Mr. Rea, as the case may be, will be entitled to a lump-sum payment equal to three times the highest bonus or short-term incentive compensation paid to him in the year preceding the change in control, unless this amount is less than three times the amount he could have earned in the year in which the change in control occurred, in which case he will be entitled to receive the higher amount.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Owen D. Thomas and William M. Lewis, Jr., both outside directors employed by Morgan Stanley Dean Witter & Co. Morgan Stanley Real Estate Fund, Inc. and Morgan Stanley Real Estate Investment Management, Inc. are the beneficial owners of more than 5% of the Shares. For a description of certain transactions between the Company and affiliates of The Morgan Stanley Real Estate Fund, L.P., see "Certain Relationships and Related Party Transactions." There are no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company's Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the graph set forth below under "-- Performance Graph" shall not be incorporated by reference into any such filings.

     General. The Compensation Committee oversees all aspects of the Company's executive compensation policies and practices, including administering the Company's annual cash bonus plan, stock option plan and stock purchase plan, determining the compensation for the president and chief executive officer and reviewing the recommendations of the president and chief executive officer concerning annual compensation adjustments for the senior executives reporting to the president and chief executive officer. The Compensation Committee's goal is to establish and administer executive compensation policies that are aligned with the Company's values and strategic business objectives.

     The president and chief executive officer annually determines the salaries and bonuses for the senior executives of the Company and then recommends such salaries and bonuses to the Compensation Committee for final approval. In making such determinations, the president and chief executive officer adheres to the same executive compensation policies as the Compensation Committee considers when determining the president's and chief executive officer's compensation.

     Compensation Philosophy. The Company's executive compensation policies are intended to serve four primary objectives: (a) to attract and retain qualified and competent executives to manage the Company's business; (b) to provide executives with appropriate incentives to accomplish the Company's business objectives and strategy; (c) to encourage stock ownership by executives in order to enhance mutuality of interest with the Company's stockholders; and (d) to maximize long-term stockholder value. The Compensation Committee believes that its executive compensation policies operate in support of each of these objectives. Additionally, the Compensation Committee believes that its executive compensation policies foster long-term growth and success, accountability for performance and management development.

     Elements of Compensation. The Company's president and chief executive officer and those senior executives directly reporting to him receive compensation in the form of: (a) a base salary; (b) an annual performance-based percentage bonus; and (c) stock options. In an effort to ensure that the Company's compensation programs are competitive with other publicly traded lodging companies, when determining or approving the amount of each element of compensation for a given executive, the Compensation Committee considers median compensation levels paid to executives within the Company's competitive market. The competitive market data used by the Compensation Committee compare the Company's compensation practices to comparable publicly traded lodging companies that have similar sales volume, market capitalizations, employment levels and lines of business. The Compensation Committee annually reviews and approves the companies selected for compensation comparison purposes.

     Base Salaries. Base salaries for the Company's president and chief executive officer and those senior executives directly reporting to him are initially determined by evaluating the executive's level of responsibility, prior experience and breadth of knowledge as well as considering internal equity issues and external pay practices.

     Increases to base salaries are primarily the product of the individual's performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Compensation Committee considers the president's and chief executive officer's efforts and those of his direct reports in promoting the Company's values, continuing educational and management training, improving product quality, developing relationships with franchisees, customers, suppliers and employees, and demonstrating leadership abilities among co-workers. In 1998, the base salaries paid to the president and chief executive officer and those senior executives directly reporting to him were commensurate with the base salaries paid to executives within the Company's competitive market.

     Annual Performance-Based Percentage Bonus. The Compensation Committee's philosophy is to provide incentives for short-term performance through an annual cash bonus program. At the beginning of each fiscal year, the Compensation Committee approves the Company's Management Incentive Compensation Plan, which identifies quantifiable goals for the Company and individual participants to achieve in that fiscal year. The Compensation Committee also establishes a target bonus percentage for each participant. For 1998, each bonus plan participant had a target bonus ranging from 1.25% to 100% of his or her base salary. The amount of a participant's bonus in 1998 was based upon the Company's attainment of targeted levels of earnings per share, and the participant's attainment of individual pre-determined goals. Bonus payments for participants in 1998 ranged from 37.5% to 87.5% of the pre-determined applicable targets.

     Stock Options. The Company's Amended and Restated 1994 Management Equity Incentive Plan is intended to promote executive stock ownership and thereby align the executives' interests with those of the Company's stockholders. The Compensation Committee believes that the Company's Amended and Restated 1994 Management Equity Incentive Plan advances the interests of the Company and its stockholders by providing a means of attracting and retaining executives and other key employees and providing such executives and key employees with a proprietary interest in the long-term performance of the Company. Under the Amended and Restated 1994 Management Equity Incentive Plan, the Compensation Committee annually awards options to purchase Shares to executive officers and key employees. The president and chief executive officer determines and recommends to the Compensation Committee the specific number of Shares underlying the options granted to all plan participants other than himself. The Compensation Committee determines the number of shares underlying the options granted to the president and chief executive officer. The number of options granted to an eligible individual is determined based upon the relative contribution or anticipated contribution of such individual to the Company's overall performance. The Compensation Committee also considers the total number of Shares underlying options already held by these individuals at the time of the award. During fiscal year 1998, the Compensation Committee approved the award of nonqualified stock options for 230,000 Shares at $18.50 per Share and 35,000 Shares at $15.56 per Share to the Named Executive Officers (see " -- Stock Options Granted in Fiscal Year 1998"). The nonqualified stock options vest at a rate of 25% per year over four years and lapse after ten years unless sooner exercised or forfeited.

     President's and Chief Executive Officer's Compensation. In 1998, the president and chief executive officer received a base salary of $447,831, which represented a five percent increase from his 1997 base salary. The Compensation Committee believes this increase recognizes the president's and chief executive officer's continued leadership role in the financial performance of the Company. In 1998, the president and chief executive officer also received a performance-based bonus of $335,761, which represented 75% of his base salary. Under the Company's Management Incentive Compensation Plan, the president and chief executive officer had a target bonus of 100% of his base salary. The Compensation Committee believes that the president's and chief executive officer's bonus is consistent with the Company's increased revenues, net income and earnings per share in fiscal year 1998. In addition, the president and chief executive officer received options to purchase 125,000 Shares at an exercise price of $18.50 per share in 1998. The grant of these options is intended to reward the president and chief executive officer for the Company's financial performance in 1998 and to provide him with additional incentive to maximize stockholder value in the future.

     Conclusion. The Compensation Committee believes its executive compensation policies effectively serve the interests of the stockholders and the Company. In addition, the Compensation Committee believes that the various elements of compensation are appropriately balanced to provide increased incentive and motivation for the executive officers and senior management to contribute to the Company's long-term success, and thereby enhance the value of the Company for the stockholders' benefit.

                                                       Respectfully Submitted by
                                                     the Compensation Committee,

                                                                  Owen D. Thomas
                                                           William M. Lewis, Jr.

PERFORMANCE GRAPH

     This chart graphs the Company's performance in the form of cumulative total return to stockholders from February 1, 1996 (the date the Company completed its initial public offering) until January 2, 1999 (the last day of fiscal year
1998), in comparison to the S&P 500 Index and the cumulative return on the common stock of seven publicly traded peer issuers, including several of the Company's principal competitors (the "Peer Group"). The Peer Group includes the following lodging companies: Extended Stay America, Lodgian, Hilton Hotels, John
Q. Hammons, Prime Hospitality, Host Marriott and Marriott International. In 1998, LaQuinta Inns and Bristol Hotels, which formerly were included in the Peer Group, were parties to a merger transaction and a corporate restructuring, respectively, and are no longer in existence. For this reason, these companies have been removed from the Peer Group and replaced by Extended Stay America and Lodgian. The return on the common stock of each member of the Peer Group has been weighted at the beginning of each period according to the member's stock market capitalization. This chart assumes an investment of $100 on February 1, 1996 and the reinvestment of dividends. Since the date it completed its initial public offering, the Company has not paid dividends.

                                                      RED ROOF INNS               S&P 500 INDEX             PEER GROUP INDEX
                                                      -------------               -------------             ----------------
2/1/96                                                   100.00                      100.00                      100.00
12/28/96                                                  96.88                      120.98                      131.91
1/3/98                                                    96.09                      159.31                      151.15
1/2/99                                                   105.47                      201.84                      117.76

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Morgan Stanley & Co. Incorporated, a representative of the underwriters in the Company's issuance on January 31, 1996 of 10,000,000 Shares of the Company in an initial public offering (the "Offering"), is an affiliate of The Morgan Stanley Real Estate Fund, L.P., which directly or indirectly beneficially owns as of the Record Date approximately 68.27% of the outstanding Shares.

     From time to time, affiliates of The Morgan Stanley Real Estate Fund, L.P. may provide financial advisory and investment banking services to the Company. The Morgan Stanley Real Estate Fund, L.P., or its affiliates, also have direct or indirect interests in properties or corporate entities that may give rise to conflicts of interest with the Company. Any services or arrangements entered into by the Company with any affiliate will be subject to certain restrictions on transactions with affiliates contained in the documents governing the Company's outstanding debt and in certain other contracts that are binding on the Company. Subject to the exceptions described below, the Company may not enter into any transaction with an affiliate unless the terms of such transaction are fair and reasonable and no less favorable to the Company than would be available in a comparable transaction on an arms-length basis with an unrelated third party. The foregoing limitation does not apply to (a) transactions approved by a majority of the disinterested members of the Board or for which the Company obtains a fairness opinion of an investment bank; (b) transactions between the Company and any of its subsidiaries or between subsidiaries of the Company; (c) the payment of reasonable and customary, regular fees to directors of the Company who are not employees of the Company;
(d) payments or other transactions pursuant to any tax-sharing agreement between the Company and any other person with which the Company is required or permitted to file a consolidated tax return, or with which the Company is or could be part of a consolidated group, for tax purposes; (e) payments not prohibited by certain covenants in an indenture to which the Company is a party; or (f) loans or advances by the Company to employees of the Company in the ordinary course of business and in furtherance of the Company's business, in an aggregate amount not to exceed $2,000,000 at any one time outstanding. The Company believes that the fiduciary duties imposed under Delaware law and the presence of independent directors on the Board will provide adequate protections in the future against transactions by the Company with affiliates which may be adverse to the Company's best interests.

     The Company and the stockholders listed in the "Principal Holders of Voting Securities" table (excluding the directors, nominees, Named Executive Officers and Longleaf Partners Realty Fund) (the "Principal Stockholders") have entered into a stockholders agreement dated as of April 6, 1994, as amended (the "Stockholders Agreement"). The Stockholders Agreement provides that no Principal Stockholder other than The Morgan Stanley Real Estate Fund, L.P., may encumber, sell or otherwise transfer any Shares of the Company without the unanimous written consent of all Principal Stockholders. The Stockholders Agreement further provides that if The Morgan Stanley Real Estate Fund, L.P. proposes to sell all of its Shares, it may require under certain circumstances that each of the remaining Principal Stockholders sell all of its Shares on the same terms and conditions. The Stockholders Agreement further provides that any sale or other disposition by a Principal Stockholder of any number of its Shares is subject to the right of the other Principal Stockholders to sell, or dispose of, on the same terms and conditions, an equivalent portion of such other Principal Stockholder's Shares. Also, pursuant to the terms of the Stockholders Agreement, the Principal Stockholders and their transferees are entitled to certain demand registration rights ("Demand Rights") with respect to Shares held by them. In addition to the Demand Rights, the Principal Stockholders and their transferees are, subject to certain limitations, entitled to register Shares in connection with future registration statements prepared by the Company to register its equity securities. The Stockholders Agreement also contains customary terms and provisions with respect to, among other things, registration procedures and certain rights to indemnification granted by the parties to the Stockholders Agreement in connection with the registration of common stock pursuant to the Stockholders Agreement. As previously noted, affiliates of Morgan Stanley Dean Witter & Co. control the voting and disposition of all Shares owned by the Principal Stockholders and, as a result, all actions taken under the Stockholders Agreement remain under the sole control of Morgan Stanley Dean Witter & Co. None of the provisions of the Stockholders Agreement described in this paragraph are applicable to any stockholders of the Company other than the Principal Stockholders.

                             STOCKHOLDER PROPOSALS

     Any proposals of stockholders which are intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by December 18, 1999. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission. If a stockholder intends to present a proposal at the 2000 Annual Meeting of Stockholders, but has not sought the inclusion of such a proposal in the Company's proxy statement, such proposal must be received by the Company at its principal executive offices by March 2, 2000 or the Company's management proxies will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's proxy statement.

                                 OTHER MATTERS

     The Company does not know of any other matters that might come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the Shares in accordance with their judgment on such matters.

     The entire expense of preparing, assembling, printing and mailing the proxy form and the form of material used in the solicitation of proxies will be paid by the Company. In addition, proxies may be solicited personally or by telephone, mail or telegraph. Officers or employees of the Company may assist with personal or telephone solicitation and will receive no additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Shares. If there are follow-up requests for proxies, the Company may employ other persons for such purposes.

                                          By Order of the Board of Directors,

                                          ALAN L. TALLIS
                                          Secretary

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROXY                                                                      PROXY

                              RED ROOF INNS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 1999

     The undersigned appoints Francis W. Cash, David L. Rea, and Alan L. Tallis, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Red Roof Inns, Inc., to be held on May 20, 1999 at 10:00 a.m., Eastern Time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all Shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present. This Proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors, and for the proposal to ratify the appointment of Deloitte & Touche LLP as the independent accountants and auditors for fiscal year 1999.

 YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE
             SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)


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
                              RED ROOF INNS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                              ]

1. ELECTION OF CLASS I DIRECTORS:                       For   Withheld   For All
   Nominees: Thomas E. Dobrowski,                       All      All     Except
             John A. Henry, IV                          [ ]      [ ]       [ ]

------------------------------------------------
TO WITHHOLD authority to vote for any individual nominee, write that nominee's name on the line above.


2. Ratification of the appointment of Deloitte &
   Touche LLP as the Company's independent              For    Against   Abstain
   accountants and auditors for the 1999 fiscal         [ ]      [ ]       [ ]
   year.

If any other matters are properly brought before the Annual Meeting or any adjournment thereof, or if a nominee for election as a director named in the Proxy Statement is unable to serve or for good cause will not serve, the shares represented by this Proxy will be voted in the discretion of the Proxies in such matters or for such substitute nominee(s) as the directors may recommend.



                                          Dated:                          , 1999
                                                --------------------------
                                 Signature(s)
                                             -----------------------------------

                                 -----------------------------------------------
                                 Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.